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                                                   Exhibit 99.17

        SECOND AMENDMENT TO ADVISORY SERVICES AGREEMENT

     This SECOND AMENDMENT TO ADVISORY SERVICES AGREEMENT, dated as of June 30, 1997 by and between SECURITY CAPITAL CORPORATION, a Delaware corporation ("Security Capital"), and CAPITAL
PARTNERS, INC., a Connecticut corporation ("Capital Partners").

                           WITNESSETH

     WHEREAS, Capital Partners and Security Capital entered into a certain Advisory Services Agreement dated as of January 26, 1990 (the "Original Agreement"), pursuant to which Capital Partners agreed to provide advisory and other services to Security Capital and its subsidiaries in the areas of investments, general administration, corporate development, strategic planning, stockholder relations, financial matters and general business policy; and

     WHEREAS, Capital Partners presented to Security Capital a potential acquisition of substantially all of the assets and operations of Pumpkin Ltd. d/b/a Pumpkin Masters, Inc., a Colorado corporation (the "Seller"), engaged in the business of manufacturing and distributing pumpkin and watermelon carving kits and accessories; and

     WHEREAS, Security Capital formed an indirect subsidiary, Pumpkin Ltd., a Delaware corporation ("Pumpkin"), to acquire such assets and operations of the Seller and to own and operate the business so acquired; and

     WHEREAS, the purchase of such assets and operations of the Seller by Pumpkin has been consummated as of the date hereof and, concurrently therewith, Pumpkin and Security Capital entered into a Management Advisory Services Agreement pursuant to which Security Capital will provide or will cause to be provided to Pumpkin management advisory services in the areas of corporate development, strategic planning, investment and financial matters and general business policies; and

     WHEREAS, Security Capital intends to request the assistance of Capital Partners in providing such management advisory services to Pumpkin from time to time and, in connection therewith, Capital Partners and Security Capital desire to amend their Original Agreement to assure Capital Partners of adequate compensation in respect of such additional services.

     NOW THEREFORE, in consideration of the premises and for good and valuable other consideration, receipt of which is hereby acknowledged, the parties hereto agree, intending to be legally bound, as follows:

1. Section 2 of the Original Agreement is hereby amended to increase the "Fee" payable thereunder by amending the first paragraph of said Section 2 to read in its entirety as follows:

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"Security Capital shall, during the term of this Agreement, pay to Capital Partners as annual advisory fee (the "Fee") in an initial amount of $325,000 plus an amount equal to the greater of $100,000 (the "Minimum") or 5% of the annual EBITDA of Pumpkin Ltd., a Delaware corporation and indirect subsidiary of Security Capital (as defined in the Asset Purchase Agreement, dated as of June 30, 1997, among the Seller, Pumpkin, Pumpkin Masters Holdings, Inc., a Delaware corporation, and Security Capital) (the "Maximum"), for the services described in Section 1. A portion of the Fee, in the amount of $106,250, shall be payable quarterly in advance on the 26th day of each January, April, July and October of each year during the term hereof. The difference between the Maximum and the Minimum, if positive, for any year during the term hereof shall be payable on the 26th day immediately following the year for which the Maximum has last been determined."

2. The parties hereto recognize that the scope of operations of Security Capital and, in particular, changes in the scope of such operations resulting from the acquisition of assets and operations of the Seller made indirectly by Security Capital, warrant an adjustment to the "Fee" payable under the Original Agreement.

3.   Security Capital hereby represents that, in accordance with
     Section 7 of the Original Agreement, for purposes of this Second Amendment, Security Capital has acted through its independent directors.

4. Each of Capital Partners and Security Capital hereby ratifies and confirms the Original Agreement in all respects, except as amended hereby.

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IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the day and year first above written.

                                   SECURITY CAPITAL CORPORATION




                                   By: /s/ A. George Gebauer
                                       -----------------------------
                                       Name:   A. George Gebauer
                                       Title:  President


                                   CAPITAL PARTNERS, INC.





                                   By: /s/ Brian D. Fitzgerald
                                       ------------------------------
                                       Name:  Brian D. Fitzgerald
                                       Title: President